UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 31, 2026
Date of Report (date of earliest event reported)
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Chime Financial, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42693 (Commission File Number)	46-0925388 (I.R.S. Employer Identification Number)
101 California Street, Suite 500 San Francisco, CA 94111
(Address of principal executive offices and zip code)
(844) 244-6363
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	CHYM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02 – Results of Operations and Financial Condition.

Financial Results for the Second Quarter of 2026
On August 5, 2026, Chime Financial, Inc. (“Chime”, "the Company" "we", "us") issued a press release regarding its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report. As previously announced, Chime will host an earnings call on August 5, 2026 at 3:00 p.m. PT/6:00 p.m. ET.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05 - Costs Associated with Exit or Disposal Activities.

On July 31, 2026, the Company committed to a reorganization (the “Plan”) to better align the Company’s personnel with its strategic priorities, improve operational efficiency, and position the Company for continued growth.

The Plan involves the reduction of approximately 10% of the Company’s total workforce. The Company estimates that it will incur approximately $16 million to $20 million in net cash restructuring charges in the third quarter of 2026, partially offset by a reversal of approximately $9 million to $12 million in non-cash stock-based compensation expense as discussed below, resulting in an expected impact to net income of $6 million to $9 million. The Company expects that most cash payments and expenses related to the reduction in personnel will be incurred by the end of the third quarter of 2026, and that the implementation of the Plan will be substantially complete by the end of the third quarter of 2026.

With respect to stock-based compensation, also as part of the Plan, the Company allowed a portion of the affected employees’ stock awards to vest that otherwise would have required continued service. However, as a result of the reversal of stock-based compensation expense that had been previously recognized (under the accelerated attribution method, generally) for the forfeited portions of the impacted employees’ stock awards, the Company expects the Plan will result in a net reduction to stock-based compensation expense of approximately $9 million to $12 million, most of which will be recognized in the third quarter of 2026.

The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the Plan. The Company intends to exclude the net impact of the Plan from its non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On August 5, 2026, the Company announced that Matthew Newcomb will step down from his position as the Company’s Chief Financial Officer, effective August 7, 2026. Mr. Newcomb’s resignation is not due to any disagreement regarding the Company or any matter related to the Company’s operations, policies or practices. Mark Troughton, the Company’s President, has been appointed as the Company’s President & Interim Chief Financial Officer, effective August 7, 2026. The Company has initiated an executive search for a permanent Chief Financial Officer.

In connection with Mr. Newcomb’s resignation, the Company and Mr. Newcomb entered into a transition agreement on August 2, 2026 (the “Transition Agreement”) pursuant to which he will continue to serve the Company as an advisor through December 31, 2027 or such earlier date as determined by the Company or Mr. Newcomb (the “Separation Date”) to assist with the orderly transition of his duties and responsibilities (the “Transition Period”). During the Transition Period, Mr. Newcomb will (i) be paid his current base salary of $45,833.33 per month; (ii) be paid 100% of his on-target bonus for fiscal year 2026; and (iii) continue to be eligible for benefits and vest into Company equity awards in accordance with their terms, provided that Mr. Newcomb will not be eligible for any bonus with respect to fiscal year 2027. In consideration of Mr. Newcomb’s timely delivery of an effective release of claims in favor of the Company (the “Confirmatory Release”), his outstanding vested nonstatutory stock options (“NSOs”) shall be amended such that the NSOs will be exercisable for a total of six (6) months after the Separation Date, provided that no NSO shall be exercisable beyond its original expiration date.

The Transition Agreement also provides that in the event Mr. Newcomb is terminated without “Cause” (as such term is defined in the Company’s Officer Severance Plan) prior to the Separation Date, the Company shall provide Mr. Newcomb with the following benefits: (i) payment of cash severance equal to the total salary he would have received for the remainder of the Transition Period; (ii) subject to Mr. Newcomb timely electing for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), payment of his COBRA premiums through December 2027; and (iii) acceleration of vesting of any stock options and restricted stock units that would have otherwise vested under the applicable equity agreements as if Mr. Newcomb remained employed through the end of the Transition Period.

The foregoing description of the material terms of the Transition Agreement with Mr. Newcomb is qualified in their entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto.

Mr. Troughton, age 58, has served as the Company’s President since December 2025. He previously served as the Company’s Chief Operating Officer from November 2019 to December 2025 and as Chief Business Officer from September 2019 to November 2019. Prior to joining the Company, Mr. Troughton served as President at Ring.com from 2016 through its acquisition by Amazon in 2018, as President at Whisper from 2015 to 2016, and as President, Americas of Wonga.com from 2012 to 2013. Before that, Mr. Troughton held various senior positions at Green Dot Corporation from 2003 to 2012, including as President, Cards & Network from 2007 to 2012. Mr. Troughton is a Chartered Accountant and holds a BCom, a BCom (Hons), and an MCom, each in finance, accounting, or related subjects, from the University of Cape Town (South Africa).

In connection with his appointment as interim Chief Financial Officer, Mr. Troughton was granted restricted stock units covering 1,340,034 shares of the Company’s Class A common stock, which will vest quarterly over a four-year period. No other changes were made to the compensation of Mr. Troughton in connection with this appointment.

There are no arrangements or understandings between Mr. Troughton and any other persons, pursuant to which he was appointed as interim Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Troughton, and Mr. Troughton has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” "aim", "try", “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding expectations related to the costs, timing, financial, strategic, and operational impacts of the Plan.

The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the possibility that: there are impediments to the Company’s ability to execute the Plan or related initiatives as currently contemplated; the actual charges in implementing the Plan or related initiatives are higher than anticipated; there are changes to the assumptions on which the estimated charges associated with the Plan or related initiatives are based; the Company is unable to achieve projected cost savings in connection with the Plan or related initiatives; there are unintended consequences from the Plan or related initiatives that impact the business; there are changes in the macroeconomic environment that impact the business; or we are unable to make accurate predictions about the Company’s future performance due to its limited operating history. The forward-looking statements contained in this Current

Report are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q. All forward-looking statements in this Current Report are based on information available to Chime and assumptions and beliefs as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Transition Agreement between Mr. Newcomb and the Company
99.1	Press release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chime Financial, Inc.

August 5, 2026	By:	/s/ Adam Frankel
	Name:	Adam Frankel
	Title:	General Counsel and Corporate Secretary